NEWS RELEASE

Arlo Reports First Quarter 2019 Results

89.1% Paid Subscriber Growth Year Over Year

SAN JOSE, California - April 30, 2019 - Arlo Technologies, Inc. (NYSE: ARLO), the #1 network connected camera brand (1), today reported financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights

•	Revenue of $57.9 million

•	GAAP gross margin of 3.4%; non-GAAP gross margin of 4.7%.

•	GAAP net loss per diluted share of $0.55, non-GAAP net loss per diluted share of $0.47.

“I am proud that our team achieved our operational and financial objectives while continuing our innovation momentum. In Q1, we exceeded guidance for all metrics, delivered 89% paid subscriber growth year over year, and maintained our market leadership position. Importantly, we have made strong progress with our channel and continue to expect an upward trajectory in our revenue through the rest of the year,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “In March, Arlo completed the worldwide launch of Ultra, our newest flagship camera, and it has been receiving excellent reviews since. We continue to innovate to expand our addressable market and announced a video integrated doorbell that will add to our already strong slate of upcoming new product releases. While Arlo is committed to delivering the innovation that has been our hallmark, in 2019 and beyond we are committed to driving efficient and vigilant execution to improve our path to profitability.”

Business Highlights

•	Service revenue of $11.3 million for Q1’19, for growth of 37.3% year over year

•	89.1% year over year paid subscriber growth in Q1

•	62.1% year over year cumulative registered user growth in Q1

•
Announced worldwide availability of the flagship Arlo Ultra camera system, the most advanced DIY monitoring solution launched to date. Arlo Ultra includes a one-year subscription to Arlo Smart Premier, Arlo’s AI and computer vision powered storage and detection service

•	Announced all-new video doorbell with integrated high-resolution video and built-in two-way audio, an all-in-one unit for a unified video and audio smart entry solution

•
Announced partnership with I-View Now to offer verified alarm monitoring services later this year for select Arlo security camera systems, leveraging I-View Now’s award-winning monitoring station video and signaling interface.

_________________________
(1) The NPD Group, Inc., U.S. Retail Tracking Service, Security & Monitoring, Camera Technology: Decentralized IP Camera and Centralized IP Camera, based on Dollars, Jan 2018-Dec 2018.

Second Quarter 2019 Business Outlook (1)

•	Revenue of $75 million to $80 million

•	GAAP gross margin between 9.0% and 12.0%, and non-GAAP gross margin between 10.0% and 13.0%

•	GAAP net loss per diluted share of ($0.51) to ($0.55), and non-GAAP net loss per diluted share of ($0.40) to ($0.44)

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three Months Ending March 31, 2019
	Gross Margin Rate	Net Loss per Diluted Share	Tax Expense
			(in thousands)
GAAP	9.0% - 12.0%	($0.51) - ($0.55)	$300
Estimated adjustments for (1):
Separation expense	__	$0.01	__
Stock-based compensation expense	0.5%	$0.08	__
Amortization of intangibles	0.5%	$0.01	__
Activist shareholder response costs	__	$0.01	__
Tax effects of non-GAAP adjustments	__	__	__
Non-GAAP	10.0% - 13.0%	($0.40) - ($0.44)	$300
_________________________
(1) Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: restructuring and other charges; litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the first quarter of 2019 results and discuss management’s expectations for the second quarter of 2019 today, Tuesday, April 30, 2019 at 5:00 p.m. ET (2:00 p.m. PT). The toll free dial-in number for the live audio call is (866) 393-4306. The international dial-in number for the live audio call is (734) 385-2616. The conference ID for the call is 966379. A live webcast of the conference call will be available on Arlo’s Investor Relations website at http://investor.arlo.com. A replay of the call will be available via the web at http://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo (NYSE: ARLO) is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, advanced baby monitors and smart security lights.

© 2019 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: Arlo’s future operating performance and financial condition, expected revenue, GAAP and non-GAAP gross margins, operating margins, and tax expense; expectations regarding market expansion and future growth; and plans to invest in product innovation. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of Arlo's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors,” in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission on February 22, 2019. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income(loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, amortization of intangibles restructuring and other charges, litigation reserves, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the separation of our business from NETGEAR. These consist primarily of third-party consulting fees, legal fees, IT costs, employee bonuses for services related to the separation, and other one-time expenses incurred to complete the separation. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to an assessment of our internal operations and comparisons to our prior and future periods and to the performance of our competitors.

Activist shareholder response costs primarily consist of legal fees and third-party consulting costs incurred. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Other items are the result of either unique or unplanned events, including, when applicable: restructuring and other charges and litigation reserves, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

-Financial Tables Attached-

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31, 2019	December 31, 2018
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$135,582	$151,290
Short-term investments	44,792	49,737
Accounts receivable, net	71,566	166,045
Inventories	131,227	124,791
Receivables from NETGEAR, net	130	12,184
Prepaid expenses and other current assets	11,121	11,427
Total current assets	394,418	515,474
Property and equipment, net	28,988	49,428
Operating lease right-of-use assets	27,033	—
Intangibles, net	2,442	2,823
Goodwill	15,638	15,638
Restricted cash	4,133	4,134
Other non-current assets	7,722	8,449
Total assets	$480,374	$595,946

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$55,016	$82,542
Deferred revenue	25,961	26,678
Accrued liabilities	119,055	172,036
Income tax payable	1,140	734
Total current liabilities	201,172	281,990
Non-current deferred revenue	21,776	23,313
Non-current operating lease liabilities	25,256	—
Non-current financing lease obligation	—	19,978
Non-current income taxes payable	22	22
Other non-current liabilities	7	1,141
Total liabilities	248,233	326,444
Stockholders’ Equity:
Common stock	75	74
Additional paid-in capital	318,862	315,277
Accumulated other comprehensive income	56	—
Accumulated deficit	(86,852)	(45,849)
Total stockholders’ equity	232,141	269,502
Total liabilities and stockholders’ equity	$480,374	$595,946

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31, 2019	December 31, 2018 (1)	April 1, 2018 (2)
	(in thousands, except percentage and per share data)
Revenue:
Products	$46,608	$111,435	$92,431
Services	11,272	10,723	8,207
Total revenue	57,880	122,158	100,638
Cost of revenue:
Products	50,284	112,215	67,843
Services	5,651	4,962	3,742
Total cost of revenue	55,935	117,177	71,585
Gross profit	1,945	4,981	29,053
Gross margin	3.4%	4.1%	28.9%
Operating expenses:
Research and development	18,161	16,865	12,025
Sales and marketing	14,221	15,470	11,212
General and administrative	10,536	8,656	4,878
Separation expense	906	3,603	6,557
Total operating expenses	43,824	44,594	34,672
Loss from operations	(41,879)	(39,613)	(5,619)
Operating margin	(72.4)%	(32.4)%	(5.6)%
Interest income	862	736	—
Other income (expense), net	(47)	(254)	575
Loss before income taxes	(41,064)	(39,131)	(5,044)
Provision for (benefit from) income taxes	220	(58)	319
Net loss	$(41,284)	$(39,073)	$(5,363)
Net loss per share:
Basic	$(0.55)	$(0.53)	$(0.09)
Diluted	$(0.55)	$(0.53)	$(0.09)
Weighted average shares used to compute net loss per share:
Basic	74,409	74,247	62,500
Diluted	74,409	74,247	62,500
________________________
(1) Subsequent to the Company filing a Current Report on Form 8-K on February 5, 2019 announcing financial results for the fourth quarter and full year ended December 31, 2018, the Company has made certain adjustments that resulted in differences between the financial statements contained in the Annual Report on Form 10-K from the information furnished in the Press Release on February 5, 2019.

(2) First quarter of 2018 is based on carve-out financials whereas financial periods after the third quarter of 2018 are based on standalone financials. Further detail regarding carve-out financials is contained in our SEC filings, including our previously filed Form 10-K, Form S-1 and related public offering prospectus, standalone financials represents our actual results for the period as a standalone public company.

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31, 2019	April 1, 2018
	(In thousands)
Cash flows from operating activities:
Net loss	$(41,284)	$(5,363)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,025	887
Premium amortization / discount accretion on investments, net	(137)	—
Stock-based compensation	4,653	852
Deferred income taxes	(12)	—
Changes in assets and liabilities:
Accounts receivable, net	94,479	56,248
Inventories	(6,436)	(21,274)
Receivables from NETGEAR, net	12,054	—
Prepaid expenses and other assets	1,060	(737)
Accounts payable	(27,486)	35
Deferred revenue	(2,254)	2,583
Accrued liabilities and other liabilities	(53,553)	(8,160)
Income taxes payable	406	319
Net cash provided by (used in) operating activities	(15,485)	25,390
Cash flows from investing activities:
Purchases of property and equipment	(4,260)	(410)
Purchases of short-term investments	(9,897)	—
Maturities of short-term investments	15,000	—
Net cash provided by (used in) investing activities	843	(410)
Cash flows from financing activities:
Proceeds related to employee benefit plans	1	—
Restricted stock unit withholdings	(1,068)	—
Net investment from parent	—	(24,910)
Net cash used in financing activities	(1,067)	(24,910)
Net increase (decrease) in cash and cash equivalents and restricted cash	(15,709)	70
Cash and cash equivalents and restricted cash, at beginning of period	155,424	108
Cash and cash equivalents and restricted cash, at end of period	$139,715	$178

Non-cash investing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$(1,095)	$(120)
De-recognition of build-to-suit assets and liabilities	$(21,610)	$—

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	March 31, 2019	December 31, 2018 (1)	April 1, 2018
	(in thousands, except percentage data)
GAAP gross profit	$1,945	$4,981	$29,053
GAAP gross margin	3.4%	4.1%	28.9%
Stock-based compensation expense	369	272	336
Amortization of intangibles	381	382	382
Non-GAAP gross profit	$2,695	$5,635	$29,771
Non-GAAP gross margin	4.7%	4.6%	29.6%

GAAP research and development	$18,161	$16,865	$12,025
Stock-based compensation expense	(1,297)	(892)	(733)
Non-GAAP research and development	$16,864	$15,973	$11,292

GAAP sales and marketing	$14,221	$15,470	$11,212
Stock-based compensation expense	(940)	(753)	(672)
Non-GAAP sales and marketing	$13,281	$14,717	$10,540

GAAP general and administrative	$10,536	$8,656	$4,878
Stock-based compensation expense	(2,047)	(1,578)	(954)
Non-GAAP general and administrative	$8,489	$7,078	$3,924

GAAP total operating expenses	$43,824	$44,594	$34,672
Separation expense	(906)	(3,603)	(6,557)
Stock-based compensation expense	(4,284)	(3,223)	(2,359)
Non-GAAP total operating expenses	$38,634	$37,768	$25,756
________________________
(1) Subsequent to the Company filing a Current Report on Form 8-K on February 5, 2019 announcing financial results for the fourth quarter and full year ended December 31, 2018, the Company has made certain adjustments that resulted in differences between the financial statements contained in the Annual Report on Form 10-K from the information furnished in the Press Release on February 5, 2019.

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 31, 2019	December 31, 2018 (1)	April 1, 2018
	(in thousands, except percentage and per share data)
GAAP operating loss	$(41,879)	$(39,613)	$(5,619)
GAAP operating margin	(72.4)%	(32.4)%	(5.6)%
Separation expense	906	3,603	6,557
Stock-based compensation expense	4,653	3,495	2,695
Amortization of intangibles	381	382	382
Non-GAAP operating income (loss)	$(35,939)	$(32,133)	$4,015
Non-GAAP operating margin	(62.1)%	(26.3)%	4.0%

GAAP net loss	$(41,284)	$(39,073)	$(5,363)
Separation expense	906	3,603	6,557
Stock-based compensation expense	4,653	3,495	2,695
Amortization of intangibles	381	382	382
Tax effects	—	200	—
Non-GAAP net income (loss)	$(35,344)	$(31,393)	$4,271

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net loss per diluted share	$(0.55)	$(0.53)	$(0.09)
Separation expense	0.01	0.05	0.11
Stock-based compensation expense	0.06	0.05	0.04
Amortization of intangibles	0.01	0.01	0.01
Tax effects	—	0.00	—
Non-GAAP net income (loss) per diluted share	$(0.47)	$(0.42)	$0.07

Shares used in computing GAAP net loss per diluted share	74,409	74,247	62,500
Shares used in computing non-GAAP net income (loss) per diluted share	74,409	74,247	62,500
________________________
(1) Subsequent to the Company filing a Current Report on Form 8-K on February 5, 2019 announcing financial results for the fourth quarter and full year ended December 31, 2018, the Company has made certain adjustments that resulted in differences between the financial statements contained in the Annual Report on Form 10-K from the information furnished in the Press Release on February 5, 2019.

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	July 1, 2018	April 1, 2018
	(in thousands, except per share data)
Cash, cash equivalents and short-term investments	$180,374	$201,027	$187,846	$133	$178
Cash, cash equivalents and short-term investments per diluted share	$2.42	$2.71	$2.70	$0.00	$0.00

Accounts receivable, net	$71,566	$166,045	$117,119	$111,113	$102,259
Days sales outstanding	111	125	81	91	92

Inventories	$131,227	$124,791	$132,479	$123,195	$103,849
Ending inventory turns	1.5	3.6	2.9	2.5	2.6

Weeks of channel inventory:
U.S. retail channel	14.5	8.1	12.6	9.5	8.9
U.S. distribution channel	8.9	10.9	9.1	3.9	4.2
EMEA distribution channel	4.4	6.7	4.4	3.6	9.2
APAC distribution channel	6.7	6.0	9.2	17.4	7.9

Deferred revenue (current and non-current)	$47,737	$49,991	$45,906	$42,389	$40,420

Cumulative registered users	3,126	2,850	2,498	2,204	1,929
Paid subscribers	174	144	125	102	92

Headcount	401	386	344	153	144
Non-GAAP diluted shares	74,409	74,247	69,600	62,500	62,500

REVENUE BY GEOGRAPHY

	Three Months Ended
	March 31, 2019		December 31, 2018		April 1, 2018
	(in thousands, except percentage data)
Americas	$44,366	77%	$102,552	84%	$74,723	74%
EMEA	9,302	16%	15,046	12%	19,266	19%
APAC	4,212	7%	4,560	4%	6,649	7%
Total	$57,880	100%	$122,158	100%	$100,638	100%